UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2024
Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
Address of Principal Executive Offices, Including Zip Code)
405-415-8699
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPX	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2024, Amber Bonney, the Chief Accounting Officer of Riley Exploration Permian, Inc. (the “Company”) informed the Company of her resignation to be effective June 1, 2024. Following the effective date of her resignation, Ms. Bonney is expected to become a consultant to the Company as of June 2, 2024.

The Company approved the appointment of Jeffrey M. Gutman as the Chief Accounting Officer on April 26, 2024 with an effective date of June 1, 2024. Mr. Gutman was previously the Executive Vice President and Chief Financial Officer for Riley Exploration Permian, LLC (“REP”), now a subsidiary of the Company, from 2018 through 2020. Prior to joining REP, he was a Managing Consultant for NXT Advisory and CFO Services from 2017 to 2018, during which time he served as Managing Consultant and Interim Chief Financial Officer for H20 Midstream Partners. Mr. Gutman was the co-founder, Chief Financial Officer and member of the board of directors of Sabinal Energy, LLC from 2016 to 2017 and was the Chief Financial Officer of Jefferson Energy Companies from 2015 to 2016. Mr. Gutman holds a Bachelor of Business Administration – Accounting from Oklahoma State University.

In connection with the appointment of Mr. Gutman as the Chief Accounting Officer, the Company and Mr. Gutman expect to enter in an employment agreement with an initial term of two years, with automatic renewals thereafter. The employment agreement will set forth the material terms and conditions of his employment consistent with those of our other executive officers, including an annualized base salary of $360,000, target annual cash bonus opportunity of 50% of base salary, target annual equity award opportunity of 100% of base salary, standard employee benefit plan participation, severance and change in control benefits. Mr. Gutman will provide consulting services to the Company prior to the effective date of his appointment as Chief Accounting Officer for a monthly fee of $30,000. Additionally, Mr. Gutman’s employment agreement is expected to include certain restrictive covenants that generally prohibit him from (i) competing against the Company, (ii) disclosing information that is confidential to the Company and its subsidiaries and (iii) from soliciting or hiring the Company’s employees and those of its subsidiaries or soliciting the Company’s customers.

Additionally, on April 22, 2024, the Company announced that in order to better align executive officer’s titles with their roles, it is eliminating the positions of President and Executive Vice President – Business Intelligence. Bobby D. Riley, the Company’s Chief Executive Officer, President and Chairman of the Board will remain the Company’s Chief Executive Officer and Chairman of the Board. Corey Riley, formerly the Company’s Executive Vice President – Business Intelligence, became the Company’s Chief Information Officer and Chief Compliance Officer.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date:	April 26, 2024	By:	/s/ Philip Riley
Philip Riley
Chief Financial Officer